EXHIBIT 20
LIMITED LIABILITY COMPANY AGREEMENT
M.B. CAPITAL UNITS L.L.C.

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TABLE OF CONTENTS
(Continued)

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LIMITED LIABILITY COMPANY AGREEMENT
OF
M.B. CAPITAL UNITS L.L.C.
     LIMITED LIABILITY COMPANY AGREEMENT dated August 2, 2007 among M.B. CAPITAL UNITS L.L.C., a Delaware limited liability company (the “Company”), M.B. CAPITAL PARTNERS III, a South Dakota general partnership (“M.B. III”), as the sole Member of the Company, and any other Persons who may be admitted to the Company and become Members.
R E C I T A L S:
     WHEREAS, the Company has been formed under the Act and the parties hereto desire to set forth their understandings regarding the Company.
     NOW, THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I
DEFINED TERMS; EXHIBITS, ETC.
     1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:
     “Act” means the Delaware Limited Liability Company Act, as the same may be amended from time to time.
     “Affiliate” has the meaning set forth in the Securities Act of 1933, as amended.
     “Agreement” means this Limited Liability Company Agreement, as originally executed and as duly amended, modified, supplemented or restated in accordance with the provisions of this Agreement from time to time, as the context requires.
     “Capital Contribution” means, with respect to each Member, the amount of money or fair market value of property contributed to the Company by such Member from time to time.
     “Entity” means any corporation, general partnership, limited partnership, limited liability company, joint venture, trust, business trust, cooperative, association or other entity.
     “Fiscal Year” shall mean the fiscal year of the Company.
     “Formation Certificate” means the Certificate of Formation of the Company as filed with the Secretary of State of Delaware, as the same may be amended or restated from time to time.

     “Majority Members” means those Members owning a majority of the Membership Percentages.
     “M.B. III” has the meaning set forth in the recitals.
     “Member(s)” initially means M.B. III and thereafter shall include Persons who are admitted to the Company as provided herein and who become signatories hereto. Exhibit A shall be amended to reflect the admission of any new Members.
     “Membership Interest” means a Member’s entire interest in the Company, which shall entitle the Member to, among other things, (i) an interest in the distributions, net proceeds of liquidation and other items of the Company, as set forth herein and (ii) participate in the management of the Company as set forth herein. A Membership Interest is personal property and a Member shall have no interest in the specific assets or property of the Company.
     “Membership Percentage” means, with respect to each Member, such Member’s percentage ownership interest in the Company as set forth on Exhibit A attached hereto, as the same may be amended from time to time.
     “Person” means any natural person or Entity.
     “Transfer” means assign, sell, pledge, encumber, give or otherwise transfer, dispose of or alienate, or grant an option or contractual agreement to do any of the foregoing, but shall not include any transfer to a legal representative or successor trustee.
     1.2 References. References to an “Exhibit” or “Schedule” are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement, and references to an “Article” or a “Section” are, unless otherwise specified, to one of the articles or sections of this Agreement. Each Exhibit attached hereto and referred to herein is hereby incorporated herein by such reference.
ARTICLE II
FORMATION
     2.1 Formation of Company. Upon the filing of the Formation Certificate with the Secretary of State of the State of Delaware on August 2, 2007, the Company was formed as a Delaware limited liability company. Except as provided herein or in the Formation Certificate, the rights and obligations of the Members are as provided under the Act.
     2.2 Name. The name of the Company is “M.B. CAPITAL UNITS L.L.C.”
     2.3 Purpose; Powers. The purpose of the Company is to engage in any lawful business or activity permitted by the Act. The Company shall have all powers granted to limited liability companies under the Act.

     2.4 Principal Office. The location of the Company’s principal office is 300 North Dakota Avenue, Suite 202, Sioux Falls, SD 57104 or such other place as the Majority Members may determine from time to time.
     2.5 Registered Agent and Registered Office. The Company shall have a registered agent and a registered office in the State of Delaware as required by the Act. The name and address of the initial registered agent and registered office of the Company are listed in the Formation Certificate. The registered agent and registered office may be changed from time to time by the Majority Members.
     2.6 Tax Status of Company. So long as the Company has one Member for Federal income tax purposes, the Company shall be disregarded for Federal and state income tax purposes.
ARTICLE III
CAPITAL CONTRIBUTIONS
     3.1 Capital Contributions. The Members have contributed to the capital of the Company the cash and/or property described opposite their names on attached Exhibit A.
     3.2 Withdrawal; Return of Capital; Interest. Except as specifically provided herein, no Member shall be entitled to any distributions from the Company or to withdraw any part of such Member’s Capital Contribution or, if and when such withdrawal of capital is permitted, to demand distribution of property other than money. No Member shall be entitled to interest on its Capital Contribution.
     3.3 Waiver of Appraisal Rights. Each Member hereby waives any appraisal rights pursuant to the Act or otherwise.
     3.4 No Obligation to Make Additional Capital Contributions. No Member shall be obligated to make any additional Capital Contributions to the Company.
ARTICLE IV
DISTRIBUTIONS; ALLOCATIONS; ETC.
     4.1 Distributions. Subject to the Act and Article VI hereof, the timing and amount of distributions shall be determined by the Majority Members. Any distributions shall be made pro rata among the Members in accordance with their Membership Percentages.
     4.2 Allocations. If the Company becomes a partnership for tax purposes, the profits and losses of the Company shall be allocated pro rata among the Members in accordance with their Membership Percentages.
     4.3 Negative Capital Accounts. No Member shall have an obligation to the Company to restore to zero any negative balance in its capital account, if any.

ARTICLE V
ACCOUNTING AND ADMINISTRATIVE MATTERS
     5.1 Books and Records. The Company shall maintain true, complete and correct books of account of the Company. The books of account shall contain particulars of all monies, goods or effects belonging to or owing to or by the Company, or paid, received, sold or purchased by the Company, and all of such other transactions, matters and things relating to the business of the Company as are usually entered in books of account kept by Persons engaged in a business of a like kind and character. In addition, the Company shall keep all records required to be kept pursuant to the Act. A Member shall, upon prior written notice and during normal business hours, have access to the information described in the Act, for the purpose of inspecting or, at the expense of such Member, copying the same.
     5.2 Tax Reporting. If the Company becomes a partnership for tax purposes, the Company shall prepare, or cause to be prepared, and shall furnish to each Person who was a Member during a Fiscal Year, as soon as practicable after the close of such Fiscal Year, such forms, if any, as shall be necessary to advise all Members relative to their investment in the Company for federal, state and local income tax reporting purposes.
     5.3 Reimbursement. The Company shall reimburse the Members for reasonable out-of-pocket costs incurred in connection with, or allocable to, the performance of their duties under this Agreement.
ARTICLE VI
MANAGEMENT OF THE COMPANY: ETC.
     6.1 Management. The management and control of the Company shall be vested exclusively in the Members and the Members shall have the exclusive power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein. Except as otherwise expressly provided herein, the act of the Majority Members shall constitute the act of the Members hereunder or pursuant hereto.
     6.2 Conflicts.
     (a) Each of the Members shall devote such time to the Company’s business as he, she or it shall deem necessary in his, her or its sole and absolute discretion in connection with his, her or its duties and responsibilities hereunder.
     (b) Each Member recognizes that the Members and their Affiliates have or may hereafter have other business interests, activities and investments, some of which may now or hereafter be in conflict or competition with the business of the Company, and each Member agrees that each Member and its respective Affiliates are entitled to carry on such other business interests, activities and investments without any accountability therefor to the Company or any other Member. Except to the extent provided in Section 6.2(a), no Member or Affiliate of any Member shall be obligated to devote all or any particular part of his, her or its time and efforts to the Company or its business affairs. Each Member and each Affiliate of each Member may engage in or possess an interest in any other business or venture of any kind, independently or with others, and any Member, and each Affiliate of any Member, may engage in any activities, whether or not competitive with the Company, without thereby being in breach of this Agreement or of any duty owed to the Company or the Members, and without any obligation to offer any interest in such activities to the Company or to any Member or to any Affiliate of any Member. Neither the Company nor any Member, nor any Affiliate of any Member, shall have any right by virtue of this Agreement or by virtue of the relationship among the Members, in or to such other activities, or to the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Company, shall not be deemed wrongful or improper or a breach of any of the fiduciary duties owed by one Member to the Company or another Member.
     (c) The Majority Members may cause the Company to enter into a transaction or arrangement with any Member or an Affiliate thereof as long as such transaction or arrangement is entered into upon terms that are no less favorable to the Company than the Company would obtain in a comparable arm’s-length transaction
     6.3 Liability of the Members. No Member shall be liable or accountable to the Company or to any of the Members in damages or otherwise for any error of judgment, for any mistake of fact or of law, or for any other act or thing which he, she or it may do or refrain from doing or suffer to be done in connection with the management of the business and affairs of the Company, except in the case of his, her or its bad faith, willful misconduct or gross negligence.
     6.4 Indemnity. The Company shall indemnify, defend and hold the Members and each officer, director, stockholder, partner, member, employee, agent, Affiliate, subsidiary or assignee of the Members (the “Indemnitees”) free and harmless from and against any expenses, losses, claims, costs, damages and liabilities, including without limitation, judgments, fines, amounts paid in settlement and expenses (including, without limitation, reasonable attorneys’ and paralegal fees and expenses, court costs, investigation costs and litigation costs) incurred by any Indemnitee in any civil, criminal or investigative proceeding in which it is involved or threatened to be involved by reason of any Member being a Member of the Company provided that such Member acted within what it reasonably believed to be the scope of its authority and its conduct did not constitute willful misconduct, gross negligence or bad faith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding, as authorized by the Majority Members in the specific case, upon receipt of an undertaking by the Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Company. No Member shall have personal liability for indemnification or advancement of expenses pursuant to this Section 6.4 (other than to repay such advancement as provided herein).
     6.5 Continuation. The provisions of this Article (other than Section 6.1) shall continue as to a Person who has ceased to be a Member as to claims arising out of activities related to his, her or its prior capacity and shall inure to the benefit of his, her its heirs, representatives, successors and obligors. The provisions of this Article (other than Section 6.1) also shall survive the liquidation, dissolution and termination of the Company and the termination of this Agreement and shall be binding on the Company’s successors and assigns.

ARTICLE VII
TRANSFER OF MEMBERSHIP INTERESTS;
ISSUANCE OF ADDITIONAL MEMBERSHIP INTERESTS
     7.1 Transfer of Membership Interests. No Member may Transfer its Membership Interest, and no transferee of a Membership Interest shall be admitted as a substitute Member, without the approval of the Majority Members. Any Person, not then a Member, to whom a Membership Interest shall be Transferred in accordance with the provisions of this Article IX shall agree in writing to be subject to the terms hereof. All reasonable costs and expenses incurred by the Company in connection with any Transfer, and, if applicable, the admission of a Person as a substitute Member, shall be paid by the transferor. If any Membership Interest is transferred in accordance with the provisions hereof and the transferee is not admitted as a substitute Member, (a) such transferee shall be deemed a mere assignee of profits only without any right, power or authority of a Member hereunder and shall bear losses in the same manner as its predecessor in interest and (b) the transferor of such interest shall thereafter be considered to have no further rights or interest in the Company with respect to the interest transferred, but shall nonetheless be subject to its obligations under this Agreement with respect to such interest. Upon admission of a transferee as a substitute Member, the transferor shall be relieved of any corresponding obligations arising under this Agreement, to the extent of its Transferred Membership Interest.
     7.2 Additional Membership Interests. Any Person may be admitted as a Member of the Company upon the approval of the Majority Members and upon agreeing in writing to be subject to the terms hereof. The terms upon which additional Membership Interests shall be issued shall be determined by the Majority Members.
ARTICLE VIII
DISSOLUTION AND TERMINATION
     8.1 Dissolution. The Company shall continue in perpetuity until dissolved upon the first to occur of the following:
          (a) the affirmative vote of the Majority Members to dissolve the Company; or
          (b) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.
     8.2 Accounting. Upon the dissolution of the Company, a proper accounting shall be made of the assets and liabilities of the Company.
     8.3 Winding-Up.
          (a) Upon the dissolution of the Company, the affairs of the Company shall be wound up and terminated and the Members shall continue to share distributions and other items of the Company during the winding-up period in accordance with the provisions of Article IV hereof. The winding-up of the affairs of the Company and the distribution of its assets shall be conducted in accordance with Article VI.
          (b) Upon the completion of the winding up of the Company and the distribution of all Company assets, the Company shall terminate and the Majority Members shall have the authority to execute and record any and all other documents required to effectuate the termination of the Company.
     8.4 Liquidating Distributions. In the event of the dissolution of the Company for any reason, the assets of the Company shall be liquidated for distribution in the following rank and order:
          (a) first, to the payment and discharge of all the debts and liabilities in the order of priority as provided by applicable law;
          (b) second, to the establishment of any necessary reserves to provide for contingent liabilities, if any; and
          (c) third, to the Members in proportion to their Membership Percentages, treating any distribution of property as a sale thereof at fair market value.
ARTICLE IX
MISCELLANEOUS
     9.1 Amendment. This Agreement may be modified or amended at any time by the written approval of all Members.
     9.2 Further Assurances. Each Member agrees to execute, acknowledge, deliver, file, record and publish such further certificates, amendments to certificates, instruments and documents, and do such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement.
     9.3 Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given when deposited in the United States mail, first class postage prepaid, addressed to a Member at his, her or its address as it appears in the records of the Company or when delivered personally (including delivery by messenger, overnight courier service or via facsimile) to the Member at such address.
     9.4 Waiver of Notice. Whenever any notice is required to be given under the provisions of the Act or this Agreement, a waiver thereof in writing, signed by the Person or Persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     9.5 Governing Law. This Agreement is made pursuant to and shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.
     9.6 Captions. All articles and section headings or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.
     9.7 Pronouns. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction.
     9.8 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective executors, administrators, legal representatives, heirs, successors and assigns, and shall inure to the benefit of the parties hereto, and, except as otherwise herein expressly provided, their respective executors, administrators, legal representatives, heirs, successors and assigns.
     9.9 Severability. If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to any other party or circumstances shall not be affected thereby, and each provision shall be valid and shall be enforced to the fullest extent permitted by law.
     9.10 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, contains the entire understanding and agreement of the parties hereto relating to the subject matter and supersedes all prior agreements relative hereto which are not contained herein.
     9.11 Trustee Provisions.
          (a) Trustee Liability. When this Agreement is executed by the trustee of any trust, such execution is by the trustee, not individually but solely as trustee in the exercise of and under the power and authority conferred upon and invested in such trustee, and it is expressly understood and agreed that nothing herein contained shall be construed as creating any liability on any such trustee personally to pay any amounts required to be paid hereunder, or to perform any covenant, either express or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto by their execution hereof. Any liability of any Member which is a trust to the Company or a Member shall be only that of such trust to the full extent of its trust estate and shall not be a personal liability of any trustee, grantor or beneficiary thereof.
          (b) Status of Successor Trustee as Member. Any successor trustee or trustees of any trust which shall be a Member herein shall be entitled to exercise the same rights and privileges and be subject to the same duties and obligations as his predecessor trustee. As used in this Agreement, the term “trustee” shall include any or all such successor trustees.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE MEMBER:

M.B. CAPITAL PARTNERS III, a South Dakota general partnership

By:	MBA Trust, partner

	By:	General Trust Company, Trustee

		By:	/s/ E. Michael Greaves

			Its:	Vice President

THE COMPANY:

M.B. CAPITAL UNITS L.L.C., Delaware limited liability company

By:	M.B. Capital Partners III, a South Dakota general partnership, member

	By:	MBA Trust, partner

		By:	General Trust Company, Trustee

			By:	/s/ E. Michael Greaves

				Its:	Vice President

EXHIBIT A TO
LIMITED LIABILITY COMPANY AGREEMENT
OF M.B. CAPITAL UNITS L.L.C.

	INITIAL CAPITAL	MEMBERSHIP
MEMBER	CONTRIBUTION	PERCENTAGE
M.B. Capital Partners III	$1,000	100.00%